SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) February 28, 1997


                              SUNRIVER CORPORATION
________________________________________________________________________________
             (Exact name of registrant as specified in its charter)


Delaware                              0-17977                         13-3469637
________________________________________________________________________________
(State or other jurisdiction       (Commission                     (IRS Employer
 of incorporation)                  File Number)             Identification No.)


Echelon IV, Suite 200
9430 Research Boulevard
Austin, Texas                                                         78759-6543
________________________________________________________________________________
(Address of principal executive offices)                              (Zip Code)


        Registrant's telephone number, including area code (512) 349-5800


                                       N/A
________________________________________________________________________________
          (Former name or former address, if changed since last report)

Item 9.           Sales of Equity Securities Pursuant to Regulation S.


     In a sale  completed on February  28, 1997  ("Original  Date")  pursuant to
Section 903(c)(2) of Regulation S ("Reg. S") under the Securities Act of 1933, SunRiver Corporation (the "Company") received total gross proceeds of $1,000,000 by issuing to three non-"U.S. Persons" (the "Holders"), as defined in Reg. S, convertible notes (the "Notes") bearing interest at 8% per annum (or 16% per annum upon the occurrence of certain events of default) payable, with principal, on December 31, 1998 (the "Maturity Date"). The Holder has the right to convert all or part of its Note during the period beginning on the 90th day following its Original Date until the later of the Maturity Date or the date the Note is paid in full into that number of shares of the Company's common stock, $.01 par value ("Common Stock"), determined by dividing the outstanding principal of and accrued and unpaid interest on the Note by (i) 82-1/2% of the average closing bid price ("Average Bid Price") for the Common Stock on the Nasdaq SmallCap Market for the five trading days immediately preceding the conversion date; or
(ii), if the Holder delivers written notice to the Company between the 60th and 90th days after the Original Date that the Holder has elected the alternate conversion price, 82-1/2% of the Average Bid Price for the five trading days immediately preceding the date of such notice, in which case the Holder is obligated to convert the entire balance of the Note on or prior to the Maturity Date.


     The Company may compel conversion of the Notes if they have not been converted into shares of Common Stock before the Maturity Date and the Company may redeem the Notes if the Average Bid Price for any five trading day period is less than $1.25. The Company paid a commission of $100,000 in connection with this offering.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            SUNRIVER CORPORATION
                                                            Registrant

                                                          By:/s/ Wayne Schroeder
                                                          ----------------------
                                                                Wayne Schroeder,
                                                         Chief Financial Officer

Date: March 14, 1997